Exhibit 99.1

Miller Corporate Center

For Immediate Release

AVERY DENNISON ANNOUNCES

SECOND QUARTER 2012 RESULTS AND

$100 MILLION RESTRUCTURING PROGRAM

•    Reported EPS (including discontinued operations) of $0.62

•    Reported EPS from continuing operations of $0.49

 ➢   Adjusted EPS from continuing operations of $0.56 (non-GAAP)

•    Net sales declined approximately 1 percent to $1.53 billion

 ➢   Sales grew approximately 4 percent on organic basis

•    Repurchased 2.4 million shares

•    Narrowing range of 2012 EPS and free cash flow guidance

•    Restructuring program targeting annualized savings of more than $100 million by mid-2013

PASADENA, Calif., July 24, 2012 — Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited second quarter 2012 results. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations.

“Second-quarter results were in line with our expectations, and we are on track for full-year earnings growth and free cash flow within the ranges of our guidance,” said Dean Scarborough, Avery Dennison chairman, president and CEO. “We continued to deliver on our commitment to return more cash to shareholders, repurchasing more than two million shares during the quarter.

“We are aggressively implementing the next phase of our restructuring initiative to help us deliver on our financial targets for double-digit earnings growth and higher returns,” Scarborough said. “Our near-term target is to achieve more than $100 million in annualized savings by mid-2013. The leaner cost structure that will result will enhance our overall competitive position and strengthen our ability to increase returns even in an uncertain economic environment.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Second Quarter 2012 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished on Form 8-K with the SEC.

Second Quarter 2012 Results by Segment

All references to sales reflect comparisons on an organic basis which exclude the estimated impact of currency translation, acquisitions and divestitures. Adjusted operating margin (non-GAAP) refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Pressure-sensitive Materials (PSM)

¡	Label and Packaging Materials sales increased mid-single digits compared to prior year. Graphics and Reflective Solutions sales declined low single digits compared to prior year.

¡	Operating margin declined 20 basis points to 8.4% due to higher restructuring costs. Adjusted operating margin improved 10 basis points as the benefit from higher volume more than offset higher employee-related expenses, including incentive compensation.

Retail Branding and Information Solutions (RBIS)

¡	Consistent with recent trends, sales were flat, reflecting caution from retailers and brands in the U.S. and Europe.

¡	Operating margin declined 150 basis points to 4.8% due to wage inflation, partially offset by productivity initiatives. Adjusted operating margin declined 160 basis points.

Other specialty converting businesses

¡	Sales increased modestly due to increased volume.

¡	Operating margin improved 50 basis points to 2.9% as the impact of higher volume and productivity initiatives more than offset higher employee-related expenses and restructuring costs. Adjusted operating margin improved 80 basis points.

Other

Share Repurchase

The company repurchased 2.4 million shares during the second quarter at an aggregate cost of $70 million. Year-to-date through the end of the second quarter, the company repurchased 4.8 million shares at an aggregate cost of $142 million.

Results of Discontinued Operations

Due to the company’s pending divestiture of its Office and Consumer Products business (“OCP”), earnings from OCP and certain costs associated with the transaction are reported as income or loss from discontinued operations (net of tax) in the consolidated income statement.

Earnings per share from discontinued operations declined from $0.19 to $0.13. Adjusted earnings per share from discontinued operations declined from $0.18 to $0.16.

The company continues to expect the sale of OCP to be completed in the second half of 2012.

Income Taxes

The second quarter effective tax rate was 33.4 percent. The year-to-date adjusted tax rate for the second quarter increased from 29.3 to 34.1 percent, in line with expectations and the full year 2011 rate.

Cost Reduction Actions

In the first half of 2012, the company began a restructuring program expected to be completed by mid-2013 that will reduce costs across all segments of the business. The company currently anticipates more than $100 million in annualized savings from this program. To implement these actions, the company estimates that it will incur approximately $55 million in restructuring costs in 2012, and approximately $25 million in restructuring costs in 2013.

Outlook

In the company’s supplemental presentation materials, “Second Quarter 2012 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2012 financial results. Based on the factors listed and other assumptions, the company is narrowing its previous guidance of 2012 earnings per share from continuing operations to $1.55 to $1.70 and free cash flow from continuing operations to $280 million to $310 million. Excluding an estimated $0.35 per share for restructuring costs and other items, the company expects adjusted (non-GAAP) earnings per share from continuing operations of $1.90 to $2.05.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) helps make brands more inspiring and the world more intelligent. The company is a global leader in pressure-sensitive labeling technology and materials and retail branding and information solutions. A FORTUNE 500 company with sales of $6 billion from continuing operations in 2011, Avery Dennison is based in Pasadena, California and has employees in over 50 countries. For more information, visit www.averydennison.com.

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; ability of the company to generate sustained productivity improvement; ability of the company to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contract(s) or customer(s); collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of pending dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the company to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and the company’s customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

The company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) the impact of economic conditions on underlying demand for the company’s products; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; and (3) competitors’ actions, including pricing, expansion in key markets, and product offerings.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the company’s 2011 Form 10-K, filed on February 27, 2012 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and the company undertakes no obligation to update these statements to reflect subsequent events or circumstances.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

David Frail (626) 304-2014

David.Frail@averydennison.com

Investor Relations:

Eric M. Leeds (626) 304-2029

investorcom@averydennison.com

Second Quarter Financial Summary — Preliminary

(in millions, except per share amounts)

	2Q	2Q	% Change vs. P/Y
	2012	2011	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$1,009.2	$1,006.2	0%	6%
Retail Branding and Information Solutions	388.6	396.5	-2%	0%
Other specialty converting businesses	134.5	142.1	-5%	2%

Total net sales	$1,532.3	$1,544.8	-1%	4%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	2Q	2Q	% Change	% of Sales		2Q	2Q	% Change	% of Sales
	2012	2011	Fav(Unf)	2012	2011	2012	2011	Fav(Unf)	2012	2011
Operating income before interest and taxes, by segment:
Pressure-sensitive Materials	$84.4	$86.4		8.4%	8.6%	$91.4	$90.7		9.1%	9.0%
Retail Branding and Information Solutions	18.7	25.1		4.8%	6.3%	20.7	27.5		5.3%	6.9%
Other specialty converting businesses	3.9	3.4		2.9%	2.4%	4.8	4.0		3.6%	2.8%
Corporate expense	(11.4)	(10.1)				(9.8)	(9.1)

Total operating income before interest and taxes / operating margin	$95.6	$104.8	-9%	6.2%	6.8%	$107.1	$113.1	-5%	7.0%	7.3%
Interest expense	18.6	17.7				18.6	17.7
Income from operations before taxes	$77.0	$87.1	-12%	5.0%	5.6%	$88.5	$95.4	-7%	5.8%	6.2%
Provision for income taxes	$25.7	$34.0				$30.3	$31.3
Net income from continuing operations	$51.3	$53.1	-3%	3.3%	3.4%	$58.2	$64.1	-9%	3.8%	4.1%
Income from discontinued operations, net of tax	$12.9	$20.2	-36%	0.8%	1.3%	$17.1	$19.4	-12%	1.1%	1.3%
Net income	$64.2	$73.3	-12%	4.2%	4.7%	$75.3	$83.5	-10%	4.9%	5.4%
Net income per common share, assuming dilution:
Continuing operations	$0.49	$0.50	-2%			$0.56	$0.60	-7%
Discontinued operations	$0.13	$0.19	-32%			$0.16	$0.18	-11%
Total Company	$0.62	$0.69	-10%			$0.72	$0.78	-8%

						2012	2011
Free Cash Flow from Continuing Operations (c)						$22.4	n/a
Free Cash Flow (includes discontinued operations) (c)						($14.6)	($165.1)

(a)	Percentage change in sales excluding the estimated impact of foreign currency translation, acquisitions and divestitures.

(b)	Excludes restructuring costs and other items (see accompanying schedules A-3 and A-5 for reconciliation to GAAP financial measures).

(c)	Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jun. 30, 2012	Jul. 2, 2011	Jun. 30, 2012	Jul. 2, 2011

Net sales	$1,532.3	$1,544.8	$3,015.6	$3,071.3
Cost of products sold	1,132.5	1,148.4	2,228.2	2,275.4

Gross profit	399.8	396.4	787.4	795.9
Marketing, general & administrative expense	292.7	283.3	589.2	598.2
Interest expense	18.6	17.7	36.9	35.4
Other expense, net (1)	11.5	8.3	19.2	12.6

Income from continuing operations before taxes	77.0	87.1	142.1	149.7
Provision for income taxes	25.7	34.0	44.5	59.7

Income from continuing operations	51.3	53.1	97.6	90.0
Income from discontinued operations, net of tax	12.9	20.2	10.5	28.1

Net income	$64.2	$73.3	$108.1	$118.1

Per share amounts:
Net income per common share, assuming dilution
Continuing operations	$0.49	$0.50	$0.93	$0.84
Discontinued operations	0.13	0.19	0.10	0.27

Net income per common share, assuming dilution	$0.62	$0.69	$1.03	$1.11

Average common shares outstanding, assuming dilution	104.3	106.9	105.3	106.8

(1)

“Other expense, net” for the second quarter of 2012 includes severance and related costs of $9.8, asset impairment charges of $.7, and certain transaction costs of $1.6, partially offset by gain on sale of a product line of $.6.

“Other expense, net” for the second quarter of 2011 includes severance and related costs of $7.1, asset impairment charges, net of lease cancellation reversals of $.2, and certain transaction costs of $1.

“Other expense, net” 2012 YTD includes severance and related costs of $15.6, asset impairment charges, net of lease cancellation reversals of $2.2, and certain transaction costs of $2, partially offset by gain on sale of a product line of $.6.

“Other expense, net” 2011 YTD includes severance and related costs of $9.9, asset impairment charges, net of lease cancellation reversals of $3.3, and certain transaction costs of $1, partially offset by legal settlement of $1.6.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

Avery Dennison reports financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP financial measures provide information that is useful to the assessment of the Company’s performance and operating trends, as well as liquidity.

The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets and other items), the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. While some of the items excluded from GAAP financial measures may recur, they tend to be disparate in amount, frequency, and timing.

The Company uses the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, acquisitions and divestitures;

Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales;

Adjusted tax rate refers to the anticipated full year GAAP tax rate adjusted for certain discrete events;

Adjusted EPS refers to as reported net income per common share, assuming dilution, adjusted for the tax-effected restructuring costs and other items; and

Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes mandatory debt service requirements and other uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

The reconciliation set forth below and in the accompanying presentation is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-3

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jun. 30, 2012	Jul. 2, 2011	Jun. 30, 2012	Jul. 2, 2011

Reconciliation of Operating Margins:
Net sales	$1,532.3	$1,544.8	$3,015.6	$3,071.3

Income from continuing operations before taxes	$77.0	$87.1	$142.1	$149.7

Income from continuing operations before taxes as a percentage of sales	5.0%	5.6%	4.7%	4.9%

Adjustment:
Interest expense	$18.6	$17.7	$36.9	$35.4

Operating income from continuing operations before interest expense and taxes	$95.6	$104.8	$179.0	$185.1

Operating Margins	6.2%	6.8%	5.9%	6.0%

Income from continuing operations before taxes	$77.0	$87.1	$142.1	$149.7
Adjustments:
Restructuring costs:
Severance and related costs	9.8	7.1	15.6	9.9
Asset impairment charges, net of lease cancellation reversals	0.7	0.2	2.2	3.3
Other items (1)	1.0	1.0	1.4	(0.6)
Interest expense	18.6	17.7	36.9	35.4

Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$107.1	$113.1	$198.2	$197.7

Adjusted Operating Margins (non-GAAP)	7.0%	7.3%	6.6%	6.4%

Reconciliation of GAAP to Non-GAAP Net Income from Continuing Operations:
As reported net income from continuing operations	$51.3	$53.1	$97.6	$90.0
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	6.9	11.0	8.7	24.7

Adjusted Non-GAAP Net Income from Continuing Operations	$58.2	$64.1	$106.3	$114.7

Reconciliation of GAAP to Non-GAAP Net Income from Discontinued Operations:
As reported net income from discontinued operations	$12.9	$20.2	$10.5	$28.1
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	4.2	(0.8)	10.1	(5.1)

Adjusted Non-GAAP Net Income from Discontinued Operations	$17.1	$19.4	$20.6	$23.0

Reconciliation of GAAP to Non-GAAP Net Income:
As reported net income	$64.2	$73.3	$108.1	$118.1
Non-GAAP adjustments, net of tax:
Restructuring costs and other items (2)	11.1	10.2	18.8	19.6

Adjusted Non-GAAP Net Income	$75.3	$83.5	$126.9	$137.7

(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jun. 30, 2012	Jul. 2, 2011	Jun. 30, 2012	Jul. 2, 2011

Reconciliation of GAAP to Non-GAAP Net Income per Common Share from Continuing Operations:

As reported net income per common share from continuing operations, assuming dilution	$0.49	$0.50	$0.93	$0.84
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.07	0.10	0.08	0.23

Adjusted Non-GAAP Net Income per Common Share from Continuing Operations, assuming dilution	$0.56	$0.60	$1.01	$1.07

Reconciliation of GAAP to Non-GAAP Net Income per Common Share from Discontinued Operations:

As reported net income per common share from discontinued operations, assuming dilution	$0.13	$0.19	$0.10	$0.27
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.03	(0.01)	0.10	(0.05)

Adjusted Non-GAAP Net Income per Common Share from Discontinued Operations, assuming dilution	$0.16	$0.18	$0.20	$0.22

Reconciliation of GAAP to Non-GAAP Net Income per Common Share:

As reported net income per common share, assuming dilution	$0.62	$0.69	$1.03	$1.11
Non-GAAP adjustments per common share, net of tax:
Restructuring costs and other items (2)	0.10	0.09	0.18	0.18

Adjusted Non-GAAP Net Income per Common Share, assuming dilution	$0.72	$0.78	$1.21	$1.29

Average common shares outstanding, assuming dilution	104.3	106.9	105.3	106.8

(1)	Includes certain transaction costs, legal settlement, and gain on sale of a product line.

(2)	Reflects tax-effected restructuring costs and other items. The negative tax rate for discontinued operations in 2011 YTD reflects required intra-period allocations that offset in the full year 2011.

	(UNAUDITED)
	Six Months Ended
	Jun. 30, 2012	Jul. 2, 2011

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash provided by (used in) operating activities	$41.0	$(95.2)
Purchases of property, plant and equipment, net	(39.9)	(53.1)
Purchases of software and other deferred charges	(19.9)	(16.1)
Proceeds from sales (purchases) of investments, net	4.2	(0.7)

Free Cash Flow	$(14.6)	$(165.1)

Free Cash Flow from continuing operations	$22.4
Free Cash Flow from discontinued operations	(37.0)

Free Cash Flow	$(14.6)

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

(UNAUDITED)

	Second Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2012	2011	2012 (1)	2011 (2)	2012	2011

Pressure-sensitive Materials	$1,009.2	$1,006.2	$84.4	$86.4	8.4%	8.6%
Retail Branding and Information Solutions	388.6	396.5	18.7	25.1	4.8%	6.3%
Other specialty converting businesses	134.5	142.1	3.9	3.4	2.9%	2.4%
Corporate Expense	N/A	N/A	(11.4)	(10.1)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,532.3	$1,544.8	$95.6	$104.8	6.2%	6.8%

(1)	Operating income for the second quarter of 2012 includes severance and related costs of $9.8, asset impairment charges of $.7, and certain transaction costs of $1.6, partially offset by gain on sale of a product line of $.6. Of the total $11.5, the Pressure-sensitive Materials segment recorded $7, the Retail Branding and Information Solutions segment recorded $2, the other specialty converting businesses recorded $.9, and Corporate recorded $1.6.

(2)	Operating income for the second quarter of 2011 includes severance and related costs of $7.1, asset impairment charges, net of lease cancellation reversals of $.2, and certain transaction costs of $1. Of the total $8.3, the Pressure-sensitive Materials segment recorded $4.3, the Retail Branding and Information Solutions segment recorded $2.4, the other specialty converting businesses recorded $.6, and Corporate recorded $1.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Second Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2012	2011	2012	2011

Pressure-sensitive Materials
Operating income and margins, as reported	$84.4	$86.4	8.4%	8.6%
Adjustments:
Restructuring costs:
Severance and related costs	7.4	4.3	0.7%	0.4%
Asset impairment charges	0.2	—	—	—
Gain on sale of a product line	(0.6)	—	—	—

Adjusted operating income and margins (non-GAAP)	$91.4	$90.7	9.1%	9.0%

Retail Branding and Information Solutions
Operating income and margins, as reported	$18.7	$25.1	4.8%	6.3%
Adjustments:
Restructuring costs:
Severance and related costs	2.0	2.2	0.5%	0.5%
Asset impairment charges, net of lease cancellation reversals	—	0.2	—	0.1%

Adjusted operating income and margins (non-GAAP)	$20.7	$27.5	5.3%	6.9%

Other specialty converting businesses
Operating income and margins, as reported	$3.9	$3.4	2.9%	2.4%
Adjustments:
Restructuring costs:
Severance and related costs	0.4	0.6	0.3%	0.4%
Asset impairment charges	0.5	—	0.4%	—

Adjusted operating income and margins (non-GAAP)	$4.8	$4.0	3.6%	2.8%

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

(UNAUDITED)

	Six Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2012	2011	2012 (1)	2011 (2)	2012	2011

Pressure-sensitive Materials	$1,999.4	$2,015.6	$171.8	$169.9	8.6%	8.4%
Retail Branding and Information Solutions	745.9	771.7	25.9	37.3	3.5%	4.8%
Other specialty converting businesses	270.3	284.0	3.8	1.4	1.4%	0.5%
Corporate Expense	N/A	N/A	(22.5)	(23.5)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$3,015.6	$3,071.3	$179.0	$185.1	5.9%	6.0%

(1)	Operating income for 2012 includes severance and related costs of $15.6, asset impairment charges, net of lease cancellation reversals of $2.2, and certain transaction costs of $2, partially offset by gain on sale of a product line of $.6. Of the total $19.2, the Pressure-sensitive Materials segment recorded $9.2, the Retail Branding and Information Solutions segment recorded $4.5, the other specialty converting businesses recorded $3.5, and Corporate recorded $2.

(2)	Operating income for 2011 includes severance and related costs of $9.9, asset impairment charges, net of lease cancellation reversals of $3.3, and certain transaction costs of $1, partially offset by legal settlement of $1.6. Of the total $12.6, the Pressure-sensitive Materials segment recorded $7.7, the Retail Branding and Information Solutions segment recorded $2.7, the other specialty converting businesses recorded $1.2, and Corporate recorded $1.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Six Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2012	2011	2012	2011

Pressure-sensitive Materials
Operating income and margins, as reported	$171.8	$169.9	8.6%	8.4%
Adjustments:
Restructuring costs:
Severance and related costs	8.6	6.2	0.4%	0.3%
Asset impairment charges, net of lease cancellation reversals	1.2	1.5	0.1%	0.1%
Gain on sale of a product line	(0.6)	—	—	—

Adjusted operating income and margins (non-GAAP)	$181.0	$177.6	9.1%	8.8%

Retail Branding and Information Solutions
Operating income and margins, as reported	$25.9	$37.3	3.5%	4.8%
Adjustments:
Restructuring costs:
Severance and related costs	4.4	2.8	0.6%	0.4%
Asset impairment charges, net of lease cancellation reversals	0.1	1.5	—	0.2%
Legal settlement	—	(1.6)	—	(0.2%)

Adjusted operating income and margins (non-GAAP)	$30.4	$40.0	4.1%	5.2%

Other specialty converting businesses
Operating income and margins, as reported	$3.8	$1.4	1.4%	0.5%
Adjustments:
Restructuring costs:
Severance and related costs	2.6	0.9	1.0%	0.3%
Asset impairment charges	0.9	0.3	0.3%	0.1%

Adjusted operating income and margins (non-GAAP)	$7.3	$2.6	2.7%	0.9%

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)
ASSETS	Jun. 30, 2012	Jul. 2, 2011
Current assets:
Cash and cash equivalents	$161.4	$125.4
Trade accounts receivable, net	982.0	1,132.7
Inventories, net	521.6	641.4
Assets held for sale	511.2	—
Other current assets	225.6	317.2
Total current assets	2,401.8	2,216.7

Property, plant and equipment, net	1,012.3	1,245.5
Goodwill	751.6	962.0
Other intangibles resulting from business acquisitions, net	145.9	215.5
Non-current deferred income taxes	307.5	261.9
Other assets	438.8	458.4
	$5,057.9	$5,360.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$671.5	$611.8
Accounts payable	787.3	765.4
Liabilities held for sale	165.0	—
Other current liabilities	498.5	569.4
Total current liabilities	2,122.3	1,946.6

Long-term debt	703.2	954.8
Other long-term liabilities	661.9	654.0
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	785.5	765.5
Retained earnings	1,859.4	1,792.6
Accumulated other comprehensive loss	(293.6)	(69.2)
Employee stock benefit trust	—	(36.7)
Treasury stock at cost	(904.9)	(771.7)
Total shareholders’ equity	1,570.5	1,804.6
	$5,057.9	$5,360.0

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)
	Six Months Ended
	Jun. 30, 2012	Jul. 2, 2011
Operating Activities:

Net income	$108.1	$118.1

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	75.2	84.6
Amortization	35.4	38.7
Provision for doubtful accounts	9.4	7.4
Asset impairment and net loss on sale and disposal of assets	6.3	8.5
Stock-based compensation	21.4	20.7
Other non-cash expense and loss	21.1	23.4
Other non-cash income and gain	(0.1)	(1.9)
Changes in assets and liabilities and other adjustments	(235.8)	(394.7)
Net cash provided by (used in) operating activities	41.0	(95.2)

Investing Activities:

Purchases of property, plant and equipment, net	(39.9)	(53.1)
Purchases of software and other deferred charges	(19.9)	(16.1)
Proceeds from sale of a product line	0.8	—
Proceeds from sales (purchases) of investments, net	4.2	(0.7)
Net cash used in investing activities	(54.8)	(69.9)

Financing Activities:

Net increase in borrowings (maturities of 90 days or less)	195.2	230.7
Payments of debt (maturities longer than 90 days)	(0.8)	(1.0)
Dividends paid	(56.3)	(53.4)
Share repurchases	(142.2)	(13.5)
Proceeds from exercise of stock options, net	4.7	3.0
Other	(2.2)	(5.4)
Net cash (used in) provided by financing activities	(1.6)	160.4
Effect of foreign currency translation on cash balances	(1.2)	2.6
Decrease in cash and cash equivalents	(16.6)	(2.1)
Cash and cash equivalents, beginning of year	178.0	127.5
Cash and cash equivalents, end of period	$161.4	$125.4

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